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EXHIBIT 99.1

Coldwater Creek Inc.
One Coldwater Creek Drive
Sandpoint, Idaho 83864

Warren R. Hashagen
1713 Broderick Street
San Francisco, CA 94115

  Re:
  Consulting Agreement

Dear Warren,

        I am pleased to offer you a position as a consultant to Coldwater Creek Inc. (the "Company") effective June 11, 2005 (the "Effective Date"). As a consultant, you will provide advice to the Company's management and its Board of Directors on strategic, operational and other business issues in your area of expertise that the Board of Directors or the Company's management identify from time to time. You will not be an employee of the Company or a member of the Company's Board of Directors, or otherwise responsible for the governance of the Company. However, the Company believes that having access to your substantial experience, expertise and industry contacts will greatly help the Company achieve its goals. This letter sets forth the terms and conditions of your consulting engagement.

        1.     Duties. As a consultant to the Company, you agree that you will provide from time to time, at the request of the Company's Board of Directors or its management, strategic, operational and industry-related advisory services in your area of expertise and to be generally available to answer questions from the Company's Board of Directors and its management relating to such advice. In addition, you agree to attend meetings in person or by telephone with members of the Company's Board of Directors and/or management, at their reasonable request, and at the Company's expense.

        2.     Term. The initial term of your consulting engagement will be for the six-month period commencing with the Effective Date, through December 10, 2005 (the "Initial Expiration Date"), unless earlier terminated by the Company pursuant to section 6 below or unless earlier terminated by you. Unless notice is given by either party prior to the Initial Expiration Date, the consulting engagement will automatically be renewed for an additional period of six months (the "Renewal Term"). During the Renewal Term, either you or the Company may terminate the consulting engagement with respect to any remaining period of the Renewal Term (for any reason or for no reason) upon five days prior written notice to the other party.

        3.     Compensation. In consideration of your agreement to provide consulting services to the Company on the terms set forth in this letter agreement, the Company will pay you a fee of $20,000 per month during the term of this letter agreement. The Company will not withhold payroll, state, federal, social security, employment or any other taxes from any compensation paid to you, and you will be solely responsible for payment of any such taxes. The Company will also reimburse you for all reasonable expenses you incur in performing consulting services under this letter agreement, following submittal of receipts or other reasonable evidence of such expenses.

        4.     Confidentiality. You agree to hold in strictest confidence, and not to use or to disclose in any form to any person, firm or corporation, without the written authorization of the Company, any nonpublic information concerning or arising from the Company's business as currently conducted or planned to be conducted, including, without limitation, trade secrets used or developed by the Company in connection with its business; information concerning the manner and details of the Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the Company's business; the Company's business plans and strategies; the identities of distributors, suppliers, contractors and vendors utilized in the Company's business and details of the Company's relationship with such distributors, suppliers, contractors and vendors; the nature of fees and charges made to the Company's customers; nonpublic forms, contracts and other documents used in the Company's business; the nature and content of computer software used in the Company's business, whether proprietary to the Company or used by the Company under license from a third party; and/or other information concerning know-how, research, inventions, copyrights, trademarks, patents, processes, designs, methods, concepts, prospects, customers, employees, contractors, earnings, products, services, formulas, recipes, compositions, machines, equipment, systems, and/or prospective and executed contracts and other business arrangements ("Confidential Information"). Notwithstanding the foregoing, "Confidential Information" does not include information that is (as demonstrated by written evidence): (i) publicly available or becomes publicly available without a breach by you; (ii) independently developed by you; or (iii) rightfully first received by you from a third party other than the Company or any of its agents or representatives. This obligation will survive the termination or expiration of this letter agreement.

        5.     Representations, Warranties, and Covenants. By agreeing to be engaged as a consultant, you represent and warrant to the Company that your execution and delivery of this letter agreement and/or any related agreements do not, and your performance of your obligations hereunder or thereunder will not, with or without the giving of notice or the passage of time, or both; (i) violate any law applicable to you; or (ii) conflict with, result in the breach of any provisions of, or constitute a default under any agreement, fiduciary duty, or other obligation to which you are a party of by which you are or may be bound. You agree to notify the Company promptly upon the occurrence after the date hereof of any event that would have been covered by the foregoing sentence if it had occurred on or prior to the date hereof.

        6.     Conflicts of Interest. During the term of this letter agreement, if you intend to engage in any activity, employment, consultancy, venture or other business arrangement that is competitive with the business of the Company, or that is in conflict with the Company's interests or your obligations under this letter agreement, then you agree to disclose any such activity to the Company, and the Company shall have the right either to waive any conflict or, in view of the sensitive nature of your service to the Company hereunder, to terminate this letter agreement immediately if a conflict of interest exists.

        7.     Independent Contractor. The relationship between you and the Company under this letter agreement is that of independent contractor and not employee-employer. You are providing services under this letter agreement solely at your own direction and under your own supervision. Nothing herein shall be construed as creating an employer/employee relationship between you and the Company or placing the parties in a partnership or joint venture relationship. You will not be eligible for any employee benefits, cash bonuses or other commissions except as expressly provided herein.

        8.     Miscellaneous. This letter agreement shall be binding on the Company and on you, and no amendment or assignment of this letter agreement will be effective unless in a written instrument executed by both the Company and you. A waiver by either party of a breach of any provision of this letter agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. If any particular portion of this letter agreement shall be deemed by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remainder of this letter agreement shall not be affected thereby, and in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this letter agreement, a provision as similar in terms as may be possible and be legal, valid and enforceable. This letter agreement shall be governed by the laws of the State of Idaho (excluding the choice of laws rules thereof) and each of the parties hereby consent to exclusive personal jurisdiction in the state and federal courts of Idaho.

*****

        If you agree to serve as a consultant to the Company on this basis, please sign a copy of this letter as indicated below and return them to me at your earliest convenience.

        All of us at the Company are very excited about working with you to help the Company achieve its goals.

Sincerely,
/s/ DENNIS C. PENCE
Dennis C. Pence Chief Executive Officer
Agreed to and accepted as of June 3, 2005.
/s/ WARREN R. HASHAGEN Warren R. Hashagen

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  EXHIBIT 99.1